COMMERCIAL LINE OF CREDIT

RENEWAL AGREEMENT AND NOTE

Open End

COMMUNITY BANK*

Summit

310 North Main Street Moorefield, WV 26836

Phone number: (877) 776 9722

LOAN NUMBER·. . .	AGREEMENT DATE	LINE OF CREDIT LIMIT	DRAW EXPIRATION DATE .	MATURITY DATE
****577	September 30, 2022	$1,000,000.00	May 16, 2023	May 16, 2023
LOAN PURPOSE: Renewal of Credit Line for short term working capital with an Amendment to Borrowing Entity Name

BORROWER INFORMATION

WAVEDANCERINC 11240 WAPLES MILL RD STE201

FAIRFAX, VA 22030

TELLENGER INC

2275 RESEARCH BLVD

ROCKVILLE, MD 20850

LINE OF CREDIT AGREEMENT AND NOTE. This Commercial Line of Credit Agreement and Note will be referred to in this document as the "Agreement."

LENDER.
"Lender" means SUMMIT COMMUNITY BANK, INC whose address is 12030 Sunrise Valley Drive, Suite 170, Reston, Virginia 2019l, its successors and assigns.

BORROWER. "Borrower" means each person or legal entity who signs this Agreement.

PROMISE TO PAY. For value received, receipt of which is hereby acknowledged, on or before the Maturity Date, the Borrower promises to pay the principal amount of One Million and 00/100 Dollars ($1,000,000,00) or such lesser amount as sha11 have been advanced by Lender, from time to time, to or on behalf of Borrower under the terms of this Agreement, and all interest on the outstanding principal balance and any other charges, including service charges, to the order of Lender at its office at the address noted above or at such other place as Lender may designate in writing. The Borrower will make all payments in lawful money of the United States of America.

PAYMENT SCHEDULE. This Agreement will be paid according to the following required payment schedule: Beginning on October 16, 2022, monthly payments of accrued and unpaid interest. The unpaid principal balance of this Note, together with all accrued interest and charges owing in connection therewith, shall be due and payable on the Maturity Date. All payments received by the Lender from the Bonower for application to this Agreement may be applied to the Bon-ower's obligations under this Agreement in such order as detennined by the Lender.

INTEREST RATE AND SCHEDULED PAYMENT CHANGES, Interest will begin to accrue on September 30, 2022. The initial variable interest rate on this Agreement will be 5.500% per annum. This interest rate may change on October l) 2022, and eve1y day thereafter. Each date on which the interest rate may change is called the "Change Date." Prior to each Change Date, Lender will calculate the new interest rate based on Prime Rate as published in the Wall Street Journal in effect on the Change Date (the 11Index11) plus 0.000 percentage points (the "Margin11), The interest rate will never be greater than 20.000% or less than 3.990%.

If the Index is not available at the time of the Change Date) Lender will choose a new Index which is based on comparable information. The Index is used solely to establish a base from which tile actual rate of interest payable under the Agreement will be calculated, and is not a reference to any actual rate of interest charged by any lender to any particular borrower.

Nothing contained herein shall be construed as to require the Borrower to pay interest at a greater rate than the maximum allowed by law. If, however, from any circumstances, Borrower pays interest at a greater rate than the maximum allowed by law, the obligation to be fulfilled will be reduced to an amount computed at the highest rate of interest permissible under applicable law and if, for any reason whatsoever, Lender ever receives interest in an amount which would be deemed unlawful under applicable law, such interest shall be automatically applied to amounts owed, in Lender's sole discretion) or as otherwise allowed by applicable law. An increase in the interest rate will result in a higher payment amount. Interest on this Agreement is calculated on an Actual/360 day basis. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Agreement.

LATE PAYMENT CHARGE. If any required payment is more than 10 days late, then at Lender's option, Lender will assess a late payment charge of 5.000% of the amount of the regularly scheduled payment then past due, subject to a maximum charge of $1)000.00 and a 1ninimum charge of $30.00.

LINE OF CREDIT TERMS. The advances under this Agreement are discretiona1y. The Borrower acknowledges and agrees that although the Borrower may from time lo time request an advance under this Agreement up to a maximum amount equal to the Line of Credit Limit) the Lender in no way is obligated to make such advance, Lender may at any time) with or without cause, refuse to extend credit, and all advances will be made by Lender in its sole and absolute discretion and subject to the terms and conditions of this Agreement.

Advances,

Advances under this Agreement may be Oral, Written or Electronic,

The total of any pending advances requested and the unpaid principal amount, at any given time, cannot exceed the Line of Credit Limit.

All advances made will be charged to a loan account in Borrower's name on Lender's books, and the Lender shall debit such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower.

Borrowing Base, The total unpaid principal outstanding under this Agreement at any time cannot exceed the lesser of (a) the Line of Credit limit or (b) the Borrowing Base Amount. For purposes of this Agreement, the "Borrowing Base Amount"

means the following: 80.00% of Eligible Accounts; and Eligible Accounts that are the equivalent to the sum of 90% on eligible billed accounts receivable due from prime government contracts..

"Eligible Accounts" are accounts: (a) belonging to the Borrower , net of any allowance or credit given to the account debtor) any contra offset arising from a liability of the Borrower to the account debtor and any accounts payable of the Borrower that may result in decreasing the number or aggregate value of accounts to be realized by the Borrower or Lender as disclosed in the statements provided by the Borrower to Lender as required in tl1is Agreement; (b) resulting from the sale of the Borrower's finished goods inventory or services rendered by the Borrower to the account holder that are legally binding and enforceable obligations of the account debtor to the Borrower; (c) are free and clear of any other security interests or liens; (d) with appropriate verification and authorization and copies of which are provided to the Lender; and (e) Borrowers eligible accounts receivable will be subject to the 50/50 Rule, whereby in the instance when 50% or more of a client account is ineligible) then all accounts from tlrnt client (or contract) are deemed to be ineligible; it being understood and agreed that such calculation shall be made on a customer/client basis for all commercial contracts, and on a contract basis for government contracts..

"Ineligible Accounts" shall consist of accounts that are: (a) 90 days aged from invoice date; (b) inter company accounts; (c) consignment accounts; and (d) owed by account debtors outside of the United States.

As long as the Borrower owes any amounts under this Agreement to the Lender, Borrower shall calculate the Borrowing Base within 20 days after the end of each fiscal month and provide the Lender with the Borrowing Base Certificate that includes an assignment of all Eligible Accounts and Borrowing Base Certificate. The Borrowing Base Certificate will be in a form and substance acceptable to Lender, will contain Borrower's Borrowing Base calculation and will be certified and signed by Borrower. Borrower's calculation is subject to Lender's confirmation and redetermination. Lender's calculation of the Borrowing Base will be the final determination when Lender's calculation of the ratio differs from Borrower's.

Suspension and Termination. Subject to Lendcr1s right to make any advances under this Agreement in its sole and absolute discretion, advances under this Agreement will be available until the earliest of any date or event described below occurs: (a) The Draw Expiration Date, (b) the Maturity Date, (c) the date the Line of Credit is canceled by Borrower, or (d) the date the Line of Credit is canceled by the Lender due to an occurrence of an Event of Default.

SECURITY TO NOTE. Security (the "Collateral") for this Agreement is granted pursuant to the following security document(s):

Security Agreement dated September· 30, 2022 evidencing security interest in UCC filing on Accounts Receivable, Inventory, Chattel Paper, Accounts, Equipment, Furniture, Fixtures and General Intangibles; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements, and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and other accounts proceeds),

RIGHT OF SET-OFF. To the extent permitted by law, Borrower agrees that Lender has the right to set-off any amount due and payable under this Agreement, whether matured or unmatured, against any amount owing by Lender to Borrower including a11y or all of Borrower's accounts with Lender. This shall include all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. Such right of set-off may be exercised by Lender against Borrower or against any assignee for the benefit of creditors, receiver) or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such assignee for the benefit of creditors receiver, or execution) judgment or attachment creditor, notwithstanding the fact that such right of set-off has not been exercised by Lender prior to the making) filing or issuance or service upon Lender of) or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution) subpoena or order or warrant. Lender will not be liable for the dishonor of any check when the dishonor occurs because Lender set-off a debt against Borrower's account. Borrower agrees to hold Lender harmless from any claim arising as a result of Lender exercising Lender's right to set-off.

DISHONORED ITEM FEE. If Borrower makes a payment on the loan with a check or preauthorized charge which is later dishonored, a fee in the amount of $32.00 will be charged.

RELATED DOCUMENTS, The words "Related Documents" mean all promissory notes, security agreements, mortgages, deeds of trust, deeds to secure debt, business loan agreements, construction loan agreements, resolutions, guaranties, environmental agreements, subordination agreements, assignments, and any other documents or agreements executed in connection with the indebtedness evidenced hereby this Agreement whether now or hereafter existing, including any modifications, extensions, substitutions or renewals of any of the foregoing. The Related Documents are hereby made a part of this Agreement by reference thereto, with the same force and effect as if fully set forth herein.

DEFAULT. Upon the occurrence of any one of the following events (each, an "Event of Default" or "default" or "event of default", Lender's obligations, if any, to make any advances will, at Lender's option, immediately terminate and Lender, at its option, may declare all indebtedness of Borrower to Lender under this Agreement immediately due and payable without further notice of any kind notwithstanding anything to the contrary in this Agreement or any other agreement: (a) Borrower's failure to make any payment on time or in the amount due; (b) any default by Borrower under the terms of this Agreement or any other Related Documents; (c) any default by Borrower under the terms of any other agreement between Lender and Borrower; (d) the death, dissolution, or termination of existence of Borrower or any guarantor; (e) B01Tower is not paying Borrower's debts as such debts become due; (f) the commencement of any proceeding under bankruptcy or insolvency laws by or against Borrower or any guarantor or the appointment of a receiver; (g) any default under the terms of any other indebtedness of Borrower to any other creditor; (h) any writ of attachment, garnishment, execution, tax lien or similar instrument is issued against any collateral securing the loan, if any, or any of Borrower's property or any judgment is entered against Borrower or any guarantor; (i) any part of Borrower's business is sold to or merged with any other business, individual, or entity; (j) any representation or warranty made by Borrower to Lender in any of the Related Documents or any financial statement delivered to Lender proves to have been false in any material respect as of the time when made or given; (k) if any guarantor, or any other party to any Related Documents terminates, attempts to terminate or defaults under any such Related Documents; (l) Lender has deemed itself insecure or there has been a material adverse change of condition of the financial prospects of Borrower or any collateral securing the obligations owing to Lender by Borrower. Upon the occurrence of an event of default, Lender may pursue any remedy available under any Related Document, at law or in equity.

GENERAL WAIVERS. To the extent permitted by law, the Borrower severally waives any required notice of presentment, demand, acceleration, intent to accelerate, protest, and any other notice and defense due to extensions of time or other indulgence by Lender or to any substitution or release of collateral. No failure or delay on the part of Lender, and no course of dealing between 801Tower and Lender, shall operate as a waiver of such power or right, nor shall any single or pattial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

JOINT AND SEVERAL LIABILITY. If permitted by law, each Borrower executing this Agreement is jointly and severally bound.

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Agreement is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Agreement without invalidating the remainder of either the affected provision or this Agreement.

SURVIVAL. The rights and privileges of the Lender hereunder shall inure to the benefits of its successors and assigns, and this Agreement shall be binding on all heirs, executors, administrators, assigns, and successors of Borrower.

ASSIGNABILITY, Lender may assign, pledge or otherwise transfer this Agreement or any of its rights and powers under this Agreement without notice, with all or any of the obligations owing to Lender by Borrower, and in such event the assignee shall have the same rights as if originally named herein in place of Lender. Bo11'ower may not assign this Agreement or any benefit acc1ui11g to it hereunder without the express written consent of the Lender.

ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

GOVERNING LAW. This Agreement is governed by the laws of the state of Virginia except to the extent that federal law controls.

HEADING AND GENDER. The headings preceding text in this Agreement are for general convenience in identifying subject matter, but have no limiting impact on the text which fol1ows any pa1ticular heading. All words used in this Agreement shall be construed to he of such gender or number as the circumstances require.

ATTORNEYS' FEES AND OTHER COSTS. Borrower agrees to pay all of Lender's costs and expenses in connection with the enforcement of this Agreement including, without limitation, reasonable attorneys' fees, to the extent permitted by law.

ADDITIONAL PROVISIONS. Upon the occurrence of an Event of Default as set out above, the Lender shall provide written notice of such Event of Default to Borrower (Notice to Cure), and Borrower shall have thirty (30) calendar days after the date of a Notice to Cure to correct, cure, and/or remedy the Event of Default described in the written notice.

Notwithstanding anything to the contrary in this Note or in any other agreement the following will replace the Event of Default for payment which will now be defined as Borrowers failure to make any payment within ten (10) calendar days of the date due as defined in the payment schedule or in the amount due .

Monthly collateral administrative fee has been waived.

AUTOMATIC PAYMENT. If your account is paid by automatic payment the following will apply. You understand that should regular scheduled debit or transfer date fall on a non-processing date (weekend or federal holiday), the debit or transfer will be made on the first processing day after the scheduled debit or transfer date. I understand that for an adjustable rate mortgage loan, the payment will adjust when the rnte changes and that I will be notified of the rate change 30 days in advance. I understand that for a loan that includes escrow that my payment will change as my insurances and taxes increase or decrease. I will be notified of the change 15 days in advance.

DIFFERENCE BETWEEN ANY COMMITMENT LETTER AND NOTE For commercial loans, shall there be any conflict in the terms and conditions of the term sheet (if any) and the terms and conditions of this note and related documents, then the terms and conditions of this note and related documents shall prevail.

DELINQUENT REAL ESTATE TAXES FOR COMMERCIAL LOANS ONLY if the bank has to pay real estate taxes at any point in time to protect its collateral position, Borrower acknowledges and accepts that the Bank shall charge an administrative fee of $500 per tax ticket and add that charge to the balance of the loan. This only applies to Commercial Real Estate loans.

WAIVER OF JURY TRIAL. All parties to this Agreement hereby knowingly and voluntarily waive, to the fullest extent permitted by law, any right to trial by jury of any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Agreement or any other instrument, document or agreement executed or delivered in connection with this Agreement or the Related Documents.

RATIFICATION AND CONTINUED VALIDITY. Except for the terms expressly modified by this Agreement, the undersigned Borrowers hereby acknowledge they are still bound by the terms of the instruments and prior modifications, extensions and supplements evidencing the existing debt as if they were fully set forth and repeated in this Agreement and that those terms will continue to bind the Borrowers as provided in this Agreement and those instruments. Consent to this Agreement does not waive the right to strictly enforce any rights under this Agreement or the instruments evidencing the existing debt. Consent to this Agreement does not require the Borrowers to enter into another Agreement like this one in the future. The Borrowers and Lender agree that this Agreement shall not be construed as a novation or extinguishment of the existing debt, but a restatement of the existing debt with modifications.

By signing this Agreement, Borrower acknowledges reading, understanding and agreeing to all its provisions and receipt of a copy hereof.

WAVEDANCER, INC.

/S/GERALD JAMES BENOIT         9/30/2022                  /S/ TIMOTHY G. HANNON         9/30/2022

By:         GERALD JAMES BENOIT         Date         By:         TIMOTHY G. HANNON         Date

Its:         CEO                  Its:         CFO

TELLENGER, INC.

/S/ STANLEY A REESE         9/30/2022                  /S/ TIMOTHY G. HANNON         9/30/2022

By:         STANLEY A REESE         Date         By:         TIMOTHY G. HANNON         Date

Its:         PRESIDENT                  Its:         CFO